Exhibit 3.2.69

_________ DEPARTMENT OF ASSESSMENT AND TAXATION APPROVED FOR RECORD

ARTICLES OF INCORPORATION

OF

LOEWS CENTERPARK CINEMAS, INC.

10-10-89 at 10:19______

The undersigned, being a natural person and acting as incorporator, does hereby adopt the following Articles of Incorporation for the purpose of forming a business corporation in the State of Maryland, pursuant to the provisions of the Maryland General Corporation Law.

FIRST: (1) The name of the incorporator is Barbara R. Corbett.

(2) The said incorporator’s address, including the street and number, if any, including the county or municipal area, and including the state or country is 400 Plaza Drive, Secaucus, New Jersey 07094.

(3) The said incorporator is at least eighteen years of age.

(4) The said incorporator is forming the corporation named in these articles of Incorporation under the general laws of the State of Maryland, to wit, the Maryland General Corporation Law.

SECOND: The name of the corporation (hereinafter called the “corporation”) is

LOEWS CENTERPARK CINEMAS, INC.

THIRD: The corporation is formed for the following purpose or purposes:

To own, acquire, purchase, erect, equip, lease, operate, __________ and conduct motion picture theatres, drive-in _______________, opera houses, public halls and theatres and _________ of every kind and description to process, __________ manufacture, purchase, sell, lease, hire, ___________ performances and attractions of various kinds and natures, including moving pictures, ___________ operatic, musical and dance performances, and intellectual and instructive entertainment, ___________, produce, purchase, own, sell, lease, hire, ___________ and otherwise dispose and to ___________ picture machines, cameras, ___________ and articles of all kinds ___________ and plates ______________________ and materials, supplies, appliances, apparatus, machinery and other articles necessary and convenient for use in connection therewith; to acquire, own and dispose of costumes, scenery, properties, libraries, and other material and property for use in connection with the giving of operatic, dramatic, and motion picture entertainments, and performances of all kinds, to employ and act as agent and manager for, singers, musicians, actors, performers of all kinds, to acquire, own and dispose of (including licensing thereof), plays, scenarios, photo-plays, news, songs, magazines, motion pictures and pictures of all kinds, dramatic and musical______, and motion pictures productions of every kind, to acquire, own, maintain, operate, dispose of and deal with and in studios and other plants and equipment for or in connection with the production of motion pictures and productions of all kinds; to deal in ________ of every kind and description and generally to carry on the business of motion pictures and theatrical proprietors, managers, producers and caterers _________ and to public entertainment and amusements, as well as to the all things necessary and incident thereto.

To manufacture, buy, sell and generally deal in popcorn, candy, beverages, sandwiches, and food of all kinds and ___________ and goods, wares, merchandise, electronic ___________ devices, pinball machines and personal property of every kind.

To purchase, lease or otherwise acquire, hold, improve, sell, lease, mortgage and generally deal in lands, buildings and interests herein.

To own, erect, buy, lease, acquire, hold, use or dispose of any and all stores, factories, machinery equipment and supplies of every nature and description necessary, useful or convenient in the manufacturing, producing, processing or marketing of the stores and articles and any other items or materials produced or dealt in by the corporation.

To buy, or otherwise acquire, hold, lease, sell, exchange, mortgage, pledge or otherwise, dispose of any real estate or ___________ property ___________ property rights _________________ going ____________ business _________________ the State ______________ and in ____________ Part ___________.

To indemnify any director or officer or former director or officer of the corporation, or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by him in connection with the defense or any action, suit or proceeding in which he is made a party by reason of being or having been such director or officer, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in performance of duty, but such indemnification shall not be deemed exclusive of any other rights to which such director or officer may be entitled, under any by-law, agreement, vote of shareholders, or otherwise.

To have in furtherance of the powers conferred upon corporations organized under the provisions of the Maryland General Corporation Law.

FOURTH: The address, including street and number, if any, and the county or municipal area, of the principal office of the corporation within the State of Maryland, is c/o The Prentice-Hall Corporation System, Inc., Maryland, 1123 North Eutaw Street, Baltimore City, Maryland 21201.

FIFTH: The name and the address, including street and number, if any, and the county of municipal area, of the resident agent of the corporation within the State of Maryland, are The Prentice-Hall Corporation System, Maryland, 1123 North Eutaw Street, Baltimore City, Maryland 21201.

SIXTH: (1) The total number of shares of stock which the corporation has authority to issue is 500 all of which are of par value of $1.00 dollar each and are designated as Common Stock.

(2) The aggregate par value of all the authorized shares of stock is $1.00 dollar.

(3) The Board of Directors of the corporation is authorized, from time to time, to issue any additional stock or convertible securities of the corporation without the approval of the holders of outstanding stock.

(4) The Board of Directors of the corporation is authorized, from time to time, to classify or to reclassify, as the case may be, any unissued shares of stock of the corporation.

(5) Provisions, if any, governing the restriction on the transferability of any of the shares of stock of the corporation may be set forth in the By-laws of the corporation or in any agreement or agreements duly entered into.

(6) To the extent permitted by Section 2-104 (b) (5) of the Maryland General Corporation Law, notwithstanding any provision of the Maryland General Corporation Law requiring greater proportion than a majority of the votes entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of at least a majority of the aggregate number of votes entitled to be cast thereon.

(7) No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and, for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

SEVENTH: (1) The number of directors of the corporation, until such number shall be changed by the By-laws of the corporation, is three (3).

(2) The names of the persons who will serve as directors of the corporation until the first annual meeting of stockholders and until their successors are elected and qualify are as follows:

Laraine DeGrazia

Linda Scotti

Virginia, Castano

(3) The initial By-laws of the corporation shall be adopted by the initial directors. Thereafter, the power to adopt, alter, and repeal the By-laws of the corporation shall be vested in the Board of Directors of the corporation.

(4) The liability of the directors of the corporation is limited to the fullest extent permitted by the provisions of Section 2-405.2 of the Maryland General Corporation Law, as the same may be amended and supplemented.

(5) the corporation shall, to the fullest extent permitted by the Maryland General Corporation Law, as the same may be amended and supplemented, and, without limiting the generality of the foregoing, in accordance with Section 2-418 of said Maryland General Corporation Law, indemnify any and all persons whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Maryland General Corporation Law.

EIGHTH: From time to time any of the provisions of these Articles of Incorporation may be amended, altered or repealed, and other provisions authorized by the Maryland General Corporation Law at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and any contract rights at any time conferred upon the stockholders of the corporation by these Articles of Incorporation are granted subject to the provisions of this Article.

IN WITNESS WHEREOF, I have adopted and signed these Articles of Incorporation and do hereby acknowledge that the adoption and signing are my act.

Dated: September 26, 1989

/s/ Barbara R. Corbett
Barbara R. Corbett
Incorporator

ARTICLES OF AMENDMENT

(1)

(2) Loews Centerpark Cinemas, Inc. a Maryland corporation hereby certifies to the State Department of Assessments and Taxation of Maryland that:

(3) Article Six of the Articles of Incorporation is hereby amended by adding the following sentence as Section 8:

“In accordance with Section 1123(a)(6) of the Bankruptcy Code, the Corporation shall not issue non-voting equity securities prior to March 21, 2003”

(4) In accordance with Section 3-301 of Maryland Corporations and Associations Code, this Amendment to the Articles of Incorporation was made pursuant to a provision contained in an order of the United States Bankruptcy Court for the Southern District of New York having jurisdiction over a proceeding for the reorganization of this corporation in the matter of In re Loews Cineplex Entertainment Corporation, et al., case number 01-40390, confirmed and approved on March 1, 2002.

We the undersigned Vice President and Assistant Secretary swear under penalties of perjury that the foregoing is a corporate act.

(5)	/s/ John C. McBride, Jr.	(5)	/s/ Bryan Berndt
	John C. McBride, Jr.		Bryan Berndt
	(Assistant Secretary)		(Vice President)

(6) Loews Cineplex Entertainment Corporation

711 Fifth Avenue, 11th Floor

New York, New York 10022

STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the              page document on file in this office. DATED: 7-14-04.

STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

BY:	/s/ Illegible
Custodian

This stamp replaces our previous certification system. Effective: 6/95